REVOCABLE PROXY
                               COMPUDYNE CORPORATION
         This Proxy Is Solicited on Behalf of the Board of Directors


The undersigned holder of Common Stock of COMPUDYNE CORPORATION hereby appoints Philip M. Blackmon and Millard H. Pryor, Jr., and each of them, proxies to represent the undersigned with full power of substitution, as attorneys and proxies for the undersigned to appear and vote all of the shares of Common Stock of CompuDyne Corporation (the "Company") standing on the books of the Company in the name of the undersigned at the 1996 Annual Meeting of Shareholders of CompuDyne Corporation, to be held at the Corporation's wholly owned subsidiary, Quanta Systems Corporation, 213 Perry Parkway, Gaithersburg, Maryland on the 5th day of June, 1996 at 11:00 a.m. (E.D.T.), and at any adjournments of said Annual Meeting. A majority of such said attorneys and proxies as shall be present and voting (or if only one shall be present and voting, then that one) in person or by substitute or substitutes at said meeting or any adjournment thereof, shall have and may exercise all of the powers of such said attorneys and proxies hereunder. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement dated May 15, 1996 and instructs its attorneys and proxies to vote as set forth on this Proxy. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person:

1. Election of two directors to serve until the 1998 Annual Meeting of Shareholders.

 ....   FOR the nominees listed below
       (Except as marked to the contrary)

 ....   WITHHOLD AUTHORITY
       to vote for the nominees listed below

            Martin A. Roenigk    Alan Markowitz


       Election of two directors to serve until the 1999 Annual Meeting of Shareholders.

 ....  FOR the nominees listed below
      (except as marked to the contrary)

 ....  WITHHOLD AUTHORITY
      to vote for the nominees listed below

      David W. Clark, Jr.       Philip M. Blackmon

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

    .............................................................

2. Proposal to vote upon approval of the Corporation's 1996 Stock Incentive Compensation Plan for Employees.

 .... FOR    .... AGAINST    ....ABSTAIN

3. Proposal to vote upon approval of the Corporation's 1996 Stock Option Plan for Non-Employee Directors.

 ....FOR    ....AGAINST    ....ABSTAIN

4. Proposal to vote upon approval of a change in the Corporation's state of incorporation from Pennsylvania to Nevada.

 ....FOR    ....AGAINST    ....ABSTAIN

5. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1996.

 ....FOR    ....AGAINST    ....ABSTAIN


6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment thereof.

The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting or any adjournment thereof and voting in person.

The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN FAVOR OF EACH OF THE SPECIFIED NOMINEES IN PROPOSAL NO. 1 THROUGH PROPOSAL NO. 6, AND IN THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS. HOWEVER, THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED TO THE COMPANY IN ORDER TO HAVE YOUR SHARES VOTED. IF YOU DO NOT RETURN THIS CARD, YOUR SHARES WILL NOT BE REPRESENTED.

Please be sure to sign and date this Proxy in the box below Date.......


 .........Stockholder sign above.....Co-Holder (if any) sign above......


Detach above card, sign, date and mail in postage paid envelope provided

                         COMPUDYNE CORPORATION

Please sign exactly as your name(s) appear(s) on this Proxy. When signing as attorney, executor, administrator, trustee, guardian, custodian, or the like, give title as such. If the signer is a corporation, sign in the corporate name by a duly authorized officer.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE AND MAIL YOUR PROXY CARD TODAY